SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 1, 2006
SOMERA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27843	77-0521878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 S. Northpoint Drive, Coppell, Texas (Address of principal executive offices)	75019 (Zip Code)
Registrant’s telephone number, including area code: (972) 304-5660
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As reported below in Item 5.02 of this Form 8-K, M. Wayne Higgins was appointed effective June 1, 2006 to serve in the newly-created position of Chief Operating Officer (COO) of Somera Communications, Inc. (“Company”). The material terms of Mr. Higgins’ employment with the Company are summarized in Item 5.02 of this Form 8-K. The Company also entered into an indemnification agreement for the benefit of Mr. Higgins in the form of that set forth as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 dated September 10, 1999 (Registration 333-86927).
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective June 1, 2006, M. Wayne Higgins, 57, was appointed to serve in the newly-created position of Chief Operating Officer (COO) of the Company. Mr. Higgins has been serving on the Company’s advisory board for the past 18 months and, through his privately held company, BayWood Enterprises LLC, performed consulting services for the Company during which time he and his privately held company were paid $1,685,000 for the purchase of inventory and $109,305 in compensation by the Company. Prior to joining the Company’s advisory board, Mr. Higgins was employed by Nortel Networks from 1980-2004, where he served in a number of executive positions including Vice President of Business Development, Vice President of Global Sales Operations, and Vice President of Global Re-Marketed Equipment.
     Mr. Higgins entered into an employment contract with the Company that provides for:
     (a) an annual base salary of $275,000;
     (b) eligibility for participation in the Company’s Operating Income Bonus Plan based on meeting the Company’s Business Plan and profitability, with an annual target bonus of up to 36% of annual earnings, or $100,000;
     (c) for twelve (12) months following the date of his hire, eligibility to receive a one time, lump sum payment of 5% of the billed gross profit of all incremental business (based on current forecast) the Company secures up to a maximum of $125,000;
     (d) eligibility to participate in the full range of the Company benefit plans and six weeks vacation annually, accrued by pay period;
     (e) options to purchase 100,000 shares of the Company’s common stock at an exercise price equal to the price per share of the Company’s common stock as listed on the Nasdaq National Market on the date of grant, such options to vest as to 33 1/3% of the shares subject to the option one year after the date of grant, and as to 1/36th of the shares subject to the option monthly thereafter, so that the options will be fully vested and exercisable three (3) years from the date of grant, subject to Mr. Higgins’ continued service to the Company on the relevant vesting dates; and
     (f) future option grants to purchase 25,000 shares annually, beginning with the next cycle of option grants by the Company.
     (g) If within one (1) month of employment (between June 1, 2006 and June 30, 2006) there is a “Change of Control” (as defined in the agreement), then 25% of the 100,000 stock options granted shall vest and become exercisable after the Change of Control has been consummated. If between two (2) and five (5) months of employment (between July 1, 2006 and September 30, 2006) there is a “Change of Control” (as defined in the agreement), then 50% of the 100,000 stock options granted shall vest and become exercisable after the Change of Control has been consummated. If after more than five (5) months of employment (on or after October 1, 2006) there is a “Change of Control” (as defined in the agreement), then 100% of the 100,000 stock options granted shall vest and become exercisable after the Change of Control has been consummated.
     The Company also announced on June 1, 2006, the departure of Michael Foliano, Senior Vice President of Sales, Supply and Operations.

Item 9.01. Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 1, 2006.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOMERA COMMUNICATIONS, INC.

By:	/s/ David W. Heard

David W. Heard President and Chief Executive Officer
Date: June 1, 2006

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 1, 2006.

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